Exhibit 99.1

Grayscale Ethereum Trust (ETH) Initial Distribution

of Grayscale Ethereum Mini Trust (ETH) Shares to Shareholders of Record of Grayscale Ethereum Trust (ETH) as of July 18, 2024

GLOSSARY OF TERMS

Distribution Date – The date on which shares of the Trust are distributed to Shareholders of Record.1

ETH Portion – 10% of the Ether held by ETHE, determined as of immediately after the close of business on the day prior to the Record Date.

ETHE Portion – 90% of the Ether held by ETHE, determined as of immediately after the close of business on the day prior to the Record Date.

ETHE – Grayscale Ethereum Trust (ETH)

Trust – Grayscale Ethereum Mini Trust (ETH)

Initial Distribution - ETHE’s pro rata distribution, to Shareholders of Record, of shares of the Trust issued to ETHE in exchange for the contribution by ETHE of the ETH Portion.

Shareholders of Record - Shareholders of ETHE as of the close of business (i.e., 4:00 pm New York Time) on the Record Date.

Record Date - July 18, 2024

Grayscale Ethereum Trust (ETH) Initial Distribution

Shareholders should note that on the Distribution Date, to effectuate the Initial Distribution, Grayscale Ethereum Trust (ETH) ("ETHE") will contribute 10% of its Ether, determined as of immediately after the close of business on the day prior to the Record Date (the “ETH Portion”), to Grayscale Ethereum Mini Trust (ETH) (the "Trust") as consideration for newly created shares of the Trust. The newly created shares of the Trust will then be distributed to shareholders of ETHE as of the close of business on the Record Date (“Shareholders of Record”), pro rata based on a 1:1 ratio, such that for each one (1) share of ETHE held by each ETHE Shareholder of Record, such ETHE Shareholder of Record will be entitled to receive one (1) share of the Trust on the Distribution Date.

ETHE shares will have an Ether-per-share ratio of 0.00942302 per share immediately after the close of business on the day prior to the Record Date.

ETHE shares trading on the Record Date initially will have an Ether-per-share ratio that is 90% of the Ether-per-share ratio at the close of business on the day prior to the Record Date. From and after the Record Date, ETHE shares will have an Ether-per-share ratio that is reduced by the amount of Ether-per-share accrued as Sponsor’s Fee with respect to the ETHE Portion from and after the Record Date.

Trust shares will have an initial Ether-per-share ratio on the Distribution Date that is 10% of ETHE’s Ether-per-share ratio at the close of business on the day prior to the Record Date.2

1 The anticipated Distribution Date is July 23, 2024. Shares of the Trust are expected to commence trading on the Distribution Date.

2 The ETH Portion will be subject to the Sponsor’s Fee on the Distribution Date.

There will be no additional expenses or further payments incurred in connection with the Initial Distribution.

Effects of the Initial Distribution on tax basis in ETHE and the Trust

Importance of obtaining professional tax advice.

This communication is not intended as, and does not constitute, tax advice. The U.S. federal income tax consequences of the Initial Distribution are complex, subject to uncertainty in certain respects and may be affected by circumstances specific to a beneficial owner of ETHE shares. Any beneficial owner of ETHE shares who receives Trust shares in the Initial Distribution, and any intermediary holding shares of ETHE or the Trust, should consult their own tax adviser regarding the U.S. federal income tax consequences of the Initial Distribution, including the proper allocation of existing tax basis between shares of ETHE and shares of the Trust.

Expected basis consequences of the Initial Distribution.

As will be further discussed in the section of the preliminary information statement on Schedule 14C expected to be filed by ETHE on July 17, 2024, and of a subsequent definitive information statement on Schedule 14C to be filed on or after the Record Date (as applicable, the “Information Statement”), entitled “Material U.S. Federal Income Tax Consequences of the Initial Distribution,” and subject to the limitations and qualifications set forth therein (including with respect to the qualification of both ETHE and the Trust as grantor trusts for U.S. federal income tax purposes), it is expected that neither ETHE nor any beneficial owner of ETHE shares will recognize any gain or loss for U.S. federal income tax purposes as a result of the Initial Distribution. Accordingly, it is expected that neither ETHE’s contribution of Ether to the Trust nor ETHE’s distribution of shares in the Trust to Shareholders of Record will be reported to any beneficial owner of ETHE shares (or to any intermediary holding ETHE shares) as giving rise to income, gain, loss, deduction, credit or proceeds.

However, as described in (and subject to the limitations and qualifications set forth in) the section of the Information Statement entitled “Material U.S. Federal Income Tax Consequences of the Initial Distribution,” it is expected that each beneficial owner of ETHE shares who receives (or is treated for U.S. federal income tax purposes as having received) shares of the Trust in the Initial Distribution will be required to allocate its tax basis in its pro rata share of the Ether held by ETHE immediately before the Record Date between (x) its pro rata share of 90% of the Ether held by ETHE immediately after the close of business on the day prior to the Record Date and (y) its pro rata share of the Ether to be held by the Trust immediately after the Initial Distribution (i.e. 10% of the Ether held by ETHE immediately after the close of business on the day prior to the Record Date). Any transaction the trade date for which occurs on or after the Record Date in shares of ETHE or the Trust that are affected by such basis allocation should take such basis allocation into account.

Although the proper allocation of such tax basis between Ether to be held after the Initial Distribution by ETHE and the Trust, respectively, is not entirely free from doubt, (i) a beneficial owner’s tax basis in its pro rata share of the Ether held by the Trust generally should be equal to its tax basis in its pro rata share of the ETH Portion (i.e., 10% of the Ether held by ETHE, determined as of immediately after the close of business on the day prior to the Record Date), (ii) a beneficial owner’s tax basis in its pro rata share of the Ether remaining in ETHE immediately after the Initial Distribution should be equal to its tax basis in its pro rata share of the ETHE Portion as of immediately after the close of business on the day prior to the Record Date, less any Ether accrued as Sponsor’s Fee with respect to the ETHE Portion for the period between the Record Date and the Distribution Date and (iii) a beneficial owner’s aggregate tax basis in its pro rata share of the Ether held by ETHE and to be held by the Trust immediately after the Initial Distribution should be equal to its tax basis in its pro rata share of the Ether held by ETHE (directly and through the Trust) immediately prior to the Initial Distribution.

An illustrative example of the basis allocation methodology described above is included further below. If a beneficial owner of ETHE shares on the Record Date acquired those shares on different dates or at different prices, this determination should apply on a lot-by-lot basis.

Expected holding period consequences of the Initial Distribution.

As described in (and subject to the limitations and qualifications set forth in) the section of the Information Statement entitled “Material U.S. Federal Income Tax Consequences of the Initial Distribution,” it is expected that a Trust shareholder’s holding period for its pro rata share of the Ether held by the Trust generally should include the shareholder’s holding period in such Ether while it was held by ETHE, and the shareholder’s holding period in its pro rata share of the Ether remaining in ETHE should not be affected by the Initial Distribution.

The below example is a hypothetical allocation of tax basis between existing ETHE shares and newly created Trust shares and is for illustrative purposes only.

Example: On the Record Date, Shareholder XYZ holds 20,000 ETHE shares (purchased for cash in a single transaction). Immediately after the close of business on the day prior to the Record Date (i.e., after taking into account any adjustments arising prior to the Record Date, including any adjustments arising from the accrual and payment of the Sponsor Fee’s prior to the Record Date), Shareholder XYZ’s tax basis in its ETHE shares is equal to $42.78 per share for a total tax basis of $855,600.

Step 1:	Identify the shareholder’s adjusted tax basis in its share of the ETH Portion as of the Record Date and the Distribution Date

The Ether contributed by ETHE to the Trust in connection with the Initial Distribution was 10% of the Ether held by ETHE immediately after the close of business on the day prior to the Record Date. Provided that Shareholder XYZ had a total tax basis of $855,600 in its pro rata share of Ether held by ETHE, Shareholder XYZ’s tax basis in 10% of its pro rata share of that Ether was $85,560. Further, because the Initial Distribution was made on a 1-for-1 basis, Shareholder XYZ received 20,000 shares of the Trust in the Initial Distribution. Accordingly, Shareholder XYZ’s initial tax basis per share of the Trust received in the Initial Distribution is approximately $4.28 ($85,560 divided by 20,000).

	ETHE tax basis as of close of Record Date	$ 855,600
	Initial Distribution Rate	10%
	Allocated tax basis in the pro forma Trust shares	$ 85,560
	Allocated tax basis in the Trust	$ 85,560
	Total Shares	20,000
	Shareholder’s allocated tax basis per pro forma share in the Trust	$ 4.278

Step 2:	Identify the shareholder’s adjusted tax basis in the ETHE Portion as of the Record Date
The Ether remaining in ETHE after the Initial Distribution constituted 90% of the Ether held by ETHE on the day prior to the Record Date, decreased by the amount of any Sponsor’s Fee accrued or paid for the period between the Record Date and the Distribution Date. Provided that Shareholder XYZ had a total tax basis (determined immediately after the close of business on the day prior to the Record Date) of $855,600 in its pro rata share of Ether held by ETHE, Shareholder XYZ’s tax basis in 90% of its pro rata share of that Ether was $770,040. Given Shareholder XYZ retains 20,000 shares of ETHE after the Initial Distribution, Shareholder XYZ’s tax basis per share of ETHE, excluding basis attributable to the ETH Portion, as of the opening of the Record Date is approximately $38.50 ($770,040 divided by 20,000).

ETHE total tax basis on the Record Date	$ 855,600
1- Initial Distribution Rate	90%
Allocated tax basis in pro forma ETHE shares on Record Date	$ 770,040
Allocated tax basis in ETHE on Record Date	$ 770,040
Total Shares	20,000
Allocated tax basis per pro forma ETHE share on Record Date	$ 38.502

The ETHE Portion will continue to be subject to the Sponsor’s Fee on and after the Record Date3 and, accordingly, Shareholder XYZ’s basis in it pro forma ETHE shares will be reduced each day (including the Record Date) by Shareholder XYZ’s portion of the Sponsor’s Fee charged on the ETHE Portion for that day.

If Shareholder XYZ acquired shares on different dates or for different prices, Shareholder XYZ would repeat the calculations above separately for each purchased lot.

3 The ETH Portion will be subject to the Sponsor’s Fee on the Distribution Date.